UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2022

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02: RESIGNATION OF DIRECTOR; APPOINTMENT OF DIRECTOR

Effective October 17, 2022, Clifford Neuman resigned as a director and secretary of Selectis Health, Inc. (the “Company”).

Effective October 17, 2022 the Board of Directors of the Company approved the appointment of Mr. Andrew Sink to serve as a Class I member of the Board of Directors of Company to fill the vacancy created by the resignation of Mr. Neuman. As a Class I director, Mr. Sink will stand for reelection at the next annual meeting of shareholders, which is tentatively scheduled for December 2022.

The following is biographical information on Mr. Sink:

Andy Sink, age 54, is the Co-Founder and Manager of Own Alabama, LLC (an Alabama based commercial real estate investment fund) and also the Managing Director of the Investment Advisory division and Principal for Colliers International | Alabama. His team provides investment property advisory, investment property brokerage, investment fund structuring and real estate investment management to high net worth families and individuals. His team also provides advisory services to privately held operating companies seeking to enhance enterprise value via various real estate strategies including sale leaseback and private fund structuring. Andy Sink has more than 30 years’ experience in the real estate industry with a broad range of expertise in real estate brokerage and investments. He has been involved in numerous investment transactions and development projects with an aggregate value in excess of $700 million. He has also created and managed six different private equity funds and three different private family investment funds with an aggregate value in excess of $100 Million. Andy earned a Bachelor of Science degree in Commerce and Business Administration with a major in real estate from The University of Alabama. Andy is a former member of the board of directors of Selectis Health, a current board of trustees’ member and Secretary of the Eyesight Foundation of Alabama. He is also a board member of Restoration Academy, an inner-city Christian school based in Fairfield Alabama and a member of the Monday Morning Quarterback Club.

It is anticipated that Mr. Sink will serve on the Company’s Standing Audit, Compensation and Nominating and Governance Committees.

As a director, Mr. Sink is entitled to participate in the Company’s Non-Employee Director Compensation Plan currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc (Registrant)

Dated: October 18, 2022	/s/ Lance Baller
Lance Baller, CEO